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                                                                  EXHIBIT (i)(1)


                                 August 3, 2001



Board of Directors
AHA Investment Funds, Inc.
190 South LaSalle Street - Suite 2800
Chicago, IL  60606



Ladies and Gentlemen:

            We are acting as special counsel to AHA Investment Funds, Inc., a Maryland corporation (the "COMPANY"), in connection with its registration statement on Form N-1A, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission relating to the proposed public offering of an indefinite number of Class A Institutional Class and Institutional Servicing Class shares of the Company's common stock, par value $.01 per share (the "SHARES"), which shares have been classified into the following series: AHA U.S. Government Money Market Fund, AHA Limited Maturity Fixed Income Fund, AHA Full Maturity Fixed Income Fund, AHA Balanced Fund, AHA Diversified Equity Fund, AHA U.S. Growth Equity Fund and AHA International Core Equity Fund, all of which Shares are to be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "PROSPECTUS"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Exhibit 23(i) of Form N-1A under the Investment Company Act of 1940, as amended, in connection with the Registration Statement.

            For purposes of this opinion letter, we have examined copies of the following documents:

            1.    An executed copy of the Registration Statement.

            2. The Charter of the Company, as certified by the Maryland State Department of Assessments and Taxation on August 2, 2001 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

            3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

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Board of Directors
AHA Investment Funds, Inc.
August 3, 2001
Page 2

            4. Resolutions of the Board of Directors of the Company adopted at a meeting held on July 2, 2001, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

            In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        For purposes of this opinion letter, we have assumed that the issuance, sale, and amount of the Shares to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of the Company, consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Charter, Bylaws and applicable Maryland law, and that the aggregate amount of Shares issued and outstanding at any time will not exceed the maximum amount authorized by the Company's charter.

            This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Maryland General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

            Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, and (ii) issuance and delivery of the Shares in certificated or uncertificated form against payment therefor in accordance with the terms of the Board Action and in an amount that together with then issued shares would not exceed the total authorized shares of Common Stock under the Company's Charter, and as contemplated by the Registration Statement and/or the Prospectus, the Shares will be validly issued, fully paid, and nonassessable.

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Board of Directors
AHA Investment Funds, Inc.
August 3, 2001
Page 3

            This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

            We hereby consent to the filing of this opinion letter as Exhibit 23(i) to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

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Board of Directors
AHA Investment Funds, Inc.
August 3, 2001
Page 4

In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                               Very truly yours,

                                               /s/ Hogan & Hartson L.L.P.

                                               HOGAN & HARTSON L.L.P.

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